Exhibit 5
March 6, 2006
Harris Corporation
1025 West NASA Blvd.
Melbourne, Florida 32919
Re: Harris Corporation — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed or to be filed by Harris Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) pursuant to Rules 415 and 462(e) under the Securities Act of 1933, as amended (the “Act”), in connection with the proposed public offering of: the Company’s debt securities (the “Debt Securities”), shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), and the related preferred stock purchase rights (the “Rights”), shares of the Company’s preferred stock, without par value (the “Preferred Stock”), depositary shares each representing a fraction of a share of Preferred Stock (the “Depositary Shares”), and warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants”).
     The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Rights and the Warrants (hereinafter collectively referred to as the “Securities”) may be offered and sold by the Company from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus (the “Prospectus Supplements”).
     The Debt Securities may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”). The Senior Debt Securities are to be issued pursuant to an indenture, which has been filed as Exhibit 4(b) to the Company’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003, (the “Senior Indenture”), dated as of September 3, 2003, entered into between the Company and The Bank of New York, as Trustee. The Subordinated Debt Securities are to be issued pursuant to a subordinated indenture, which has been filed as an Exhibit 4(c) to the Company’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003, (the “Subordinated Indenture,” and, together with the Senior Indenture, the “Indentures”), dated as of September 3, 2003, entered into between the Company and The Bank of New York, as Trustee. The Rights are to be issued pursuant to a Stockholder Protection Rights Agreement dated as of December 6, 1996, which has been filed as Exhibit 1 to the Company’s Form 8-K filed with the SEC on December 6, 1996, entered into between the Company and Mellon Investor Services, LLC (formerly ChaseMellon Shareholders Services, LLC), as “Rights Agent,” as amended by the Certificate of Adjustment dated March 22, 2005, which has been filed as Exhibit 99.3 to the Company’s Form 8-K filed with the SEC on March 30, 2005, delivered to the Rights Agent (as so amended the “Rights Agreement”). The Warrants, if any, are to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent and the Depositary Shares, if any, are to be issued under a Deposit Agreement (the “Deposit Agreement”) to be entered into between the Company and a deposit agent. The Debt Securities, the Preferred Stock, the Depositary Shares, the Warrants, the Deposit Agreements and the Warrant Agreements are to be issued in one or more forms to be filed with the SEC on a Current Report on Form 8-K or a post-effective amendment to the Registration Statement.
     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authenticity of the originals of all such latter documents. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and representatives of the Company and have assumed the truth, accuracy and completeness of the information, representations and warranties contained in the records, instruments and certificates we have reviewed. In making our examination of executed documents or documents to be executed, we

Harris Corporation
Registration Statement on Form S-3
March 6, 2006

have assumed that the parties thereto, other than the Company, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.
     In addition, we have assumed that the terms of the Securities will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is a party or to which its property is subject, (ii) any law, rule, or regulation to which the Company or any of its property is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the General Corporation Law of the State of Delaware (the “DGCL”) and will be duly executed and delivered, and (ii) the stock certificates evidencing any Common Stock issued will conform to the specimen certificate examined by us and will be duly executed and delivered. We have also examined the originals or copies certified or otherwise identified to our satisfaction of such additional corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.
     Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) the Company’s Board of Directors (or a committee thereof duly authorized to act on its behalf) (the “Board”) and appropriate officers of the Company have taken all necessary corporate action to authorize the issuance of, and to approve the terms of, the Securities, the terms and provisions of any applicable, supplemental indenture, Warrant Agreement or Deposit Agreement and the terms of the applicable offering; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; we are of the opinion that:
     1. The Indentures, the Warrant Agreement, the Deposit Agreement, the Rights Agreement and the Securities have been duly authorized by the Company.
     2. With respect to any shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or the Board, in accordance with Section 158 of the DGCL, has taken all necessary action to authorize the issuance of uncertificated shares of Common Stock) in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock is authorized and reserved and available for issuance and that the consideration therefor is not less than the par value of the shares of Common Stock. Subject to the further requirements set forth in paragraph 5 below, the Common Stock covered in this opinion includes any Common Stock that may be issued upon exercise, conversion or exchange of any other Securities.
     3. With respect to any shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or the Board, in accordance with Section 158 of the DGCL, has taken all necessary action to authorize the issuance of uncertificated shares of Preferred Stock) in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the

Harris Corporation
Registration Statement on Form S-3
March 6, 2006

consideration therefor provided for therein, such shares of Preferred Stock will be duly and validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Preferred Stock is authorized and reserved and available for issuance and that the consideration therefor is not less than the par value of the shares of Preferred Stock. Subject to the further requirements set forth in paragraph 5 below, the Preferred Stock covered in this opinion includes any Preferred Stock that may be represented by Depositary Shares or may be issued upon exercise, conversion or exchange of any other Securities.
     4. With respect to any Debt Securities, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, including the adoption of a supplemental indenture relating to the Debt Securities, (B) the supplemental indenture has been duly executed and delivered by the Company and (C) such Debt Securities have been duly executed, authenticated and issued in accordance with the applicable Indenture and the related supplemental indenture and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Subject to the further requirements set forth in paragraph 5 below, the Debt Securities covered in this opinion includes any Debt Securities that may be issued upon exercise, conversion or exchange of any other Securities.
     5. If shares of Common Stock or Preferred Stock are issuable upon conversion, exercise or exchange of Debt Securities, Preferred Stock or Warrants, as applicable, or if Debt Securities are issuable upon conversion, exercise or exchange of Preferred Stock, Warrants or other Debt Securities, as applicable, the shares issuable upon conversion, exercise or exchange will be duly and validly issued, fully paid and nonassessable or the Debt Securities issuable upon conversion, exercise or exchange will be duly and validly issued and constitute legal and valid obligations of the Company, assuming (i) that the conversion, exercise or exchange of the Debt Securities, Preferred Stock or Warrants, as applicable, is in accordance with the terms of applicable Indenture and supplemental indenture, Certificate of Designation, or Warrant, as applicable, and for the consideration approved by the Board, and (ii) in the case of shares of Common Stock or Preferred Stock, that (X) a sufficient number of shares of Common Stock or Preferred Stock, as applicable, is authorized and reserved and available for issuance upon such conversion, exercise or exchange and (Y) the consideration for the shares of Common Stock or Preferred Stock, as applicable, is not less than par value of such shares.
     6. With respect to any Warrants, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) the Warrant Agreement has been duly executed and delivered by the Company and (C) such Warrants have been duly executed, authenticated and/or countersigned and issued in accordance with the applicable Warrant Agreement and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing, assuming, in the case of Warrants exercisable for shares of Common Stock or Preferred Stock, that a sufficient number of shares of Common Stock or Preferred Stock, as applicable, is authorized and reserved and available for issuance and that the exercise price therefor is not less than the par value of the shares of Common Stock.
     7. With respect to any Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (B) the Deposit Agreement has been duly executed and delivered by the Company and (C) such Depositary Shares have been duly executed, authenticated and/or countersigned and issued in accordance with the applicable Deposit Agreement, the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable

Harris Corporation
Registration Statement on Form S-3
March 6, 2006

deposit agent and when the depositary receipts (“Depositary Receipts”) evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the applicable Deposit Agreements and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable Deposit Agreements and the Depositary Shares will represent legal and valid interests in the corresponding shares of Preferred Stock, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     8. With respect to the Rights, when the shares of Common Stock have been validly issued, including, if applicable, upon conversion, exercise or exchange of any other Securities that are convertible into or exercisable or exchangeable for shares of Common Stock, the Rights attributable to the shares of Common Stock will be validly issued.
     In connection with our opinion set forth in paragraph 8 above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.
     We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
     Our opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, HOLLAND & KNIGHT LLP